                                                                   EXHIBIT 10(k)

                         MULTI-TENANT INDUSTRIAL LEASE



       WHITESELL ENTERPRISES ONE UNDERWOOD COURT DELRAN.  NEW JERSEY 080



                                   (LANDLORD)



                                       TO



                            AMPCOR DIAGNOSTICS, INC.
                       A SUBSIDIARY OF NEOGEN CORPORATION
                            603 HERON DRIVE, UNIT 3
                          BRIDGEPORT, NEW JERSEY 08014


                                    (TENANT)



                                   PORTION OF



                                603 HERON DRIVE
                          BRIDGEPORT, NEW JERSEY 08014



                                   (BUILDING)

                     INDEX TO MULTI-TENANT INDUSTRIAL LEASE



                DESCRIPTION                                      PAGE

           1.   LEASE TERMS                                         1
           2.   DEMISE OF PREMISES                                  2
           3.   USE OF PREMISES                                     2
           4.   POSSESSION                                          3
           5.   RENT                                                3
           6.   LATE PAYMENT                                        4
           7.   SECURITY DEPOSIT                                    5
           8.   SIGNS                                               5
           9.   SERVICES AND UTILITIES                              5
           10.  CONDITION OF PREMISES                               5
           11.  SURRENDER                                           5
           12.  REPAIRS AND MAINTENANCE                             6
           13.  ALTERATIONS AND TRADE FIXTURES                      6
           14.  ACCESS TO PREMISES                                  7
           15.  ENVIRONMENTAL COMPLIANCE                            7
           16.  ASSIGNMENT AND SUBLETTING                           8
           17.  MECHANICS' LIENS                                    9
           18.  INDEMNIFICATION AND LIABILITY INSURANCE             9
           19.  WAIVER OF SUBROGATION                              10
           20.  WAIVER OF CLAIMS                                   11
           21.  FIRE OR OTHER CASUALTY                             11
           22.  CONDEMNATION                                       12
           23.  ESTOPPEL CERTIFICATE                               12
           24.  TENANT'S DEFAULT                                   13
           25.  REQUIREMENT OF STRICT PERFORMANCE                  15
           26.  RELOCATION OF TENANT                               15
           27.  SUBORDINATION; RIGHTS OF MORTGAGEE                 15
           28.  BANKRUPTCY AND INSOLVENCY                          16
           29.  BROKERS                                            19
           30.  LANDLORD'S OBLIGATIONS/LIABILITY                   19
           31.  LANDLORD'S SIGNS                                   19
           32.  QUIET ENJOYMENT                                    19
           33.  DELIVERY OF LEASE AND MODIFICATION BY MORTGAGEE    19
           34.  TENANT'S AUTHORITY                                 20
           35.  NOTICES                                            20
           36.  MISCELLANEOUS PROVISIONS                           20
           37.  WAIVER OF TRIAL BY JURY                            21




          Exhibit "A"   -   PREMISES
          ----------------
          Exhibit "B"   -   RULES AND REGULATIONS
          ----------------
          Exhibit "C"   -   SCOPE OF WORK
          ----------------
          Exhibit "D"   -   WARRANTY
          ----------------
          Exhibit "E"    -  NONE
          ----------------
          Exhibit  "F"   -  RIGHT OF FIRST OFFER
          ----------------
          Exhibit  "G"  -   EQUIPMENT AND FIXTURES SUPPLIED BY TENANT
          ----------------

                                     LEASE

     THIS LEASE ("Lease") entered into as of the 26th of January, 1995, between Whitesell Enterprises, ("Landlord") and Ampcor Diagnostics, Inc.. a Subsidiary of Neogen Corporation ("Tenant").

                             W I T N E S S E T H :

     In consideration of the mutual covenants herein set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. LEASE TERMS. The parties agree that the following defined terms and provisions, as used in this Lease, shall have the meanings and shall be construed as set forth below.


     (a)  Date of Lease:        January 26, 1995
          -------------         --------------------------------------

     (b)  Landlord:             Whitesell  Enterprises
          --------              --------------------------------------

          Address:              One Underwood Court
          -------               --------------------------------------
                                Delran, New Jersey 08075
                                --------------------------------------

     (c)  Tenant:               Ampcor Diagnostics,  Inc.
          ------                --------------------------------------
                                A Subsidiary of Neogen Corporation
                                --------------------------------------

          Address:              603 Heron Drive, Unit 3
          -------               --------------------------------------
                                Bridgeport, New Jersey 08014
                                --------------------------------------

          Type of Entity:               Limited Partnership
          --------------                                    -----
          (check one)                   General Partnership
                                                            -----
                                        Corporation           X
                                                            -----
                                        Sole Proprietorship
                                                            -----

                        State of Organization Michigan


     (d)  Guarantor:  Yes         No    X
          ---------       -----       -----

     (e)  Approximate Number of Employees:              Office:  20
          -------------------------------                       -----
                                                     Warehouse:   0
                                                                -----

     (f)  Approximate Number of Trucks/Trailers per day:          1
          -------------                                         -----

     (g)  Tenant's SIC Number: 7391/Research, development lab,
          -------------------  -------------------------------

     (h)  Premises:
          --------

          Street Address: 603 Heron Drive, Unit 3
          --------------  -----------------------
                          Bridgeport, New Jersey 08014
                          ----------------------------


          Approximate Rentable Square Footage: 9,167

          Units Number: 3 and 4. As cross hatched on Exhibit "A"

     (i)  Building: 603 Heron Drive
          --------  ---------------
                    Bridgeport, New Jersey
                    ----------------------

          Lot & Block Number: 3.08/46
          Approximate Rentable/Square Footage: 43,233
          Tenant's Pro Rata Share: 21,20%

     (k)  Term:  Three (3) Years, three (3) months,
          -----  ----------------------------------
               Lease Commencement Date: February 1. 1995
               -----------------------------------------
               Expiration Date: January 31, 1998
               ---------------------------------

                  Base Rent Commencement Date: May 1. 1995
                  Tenant shall be responsible for operating expenses only for the period from February 1, 1995 to April 30, 1995.



     (1-1)  BASE RENT:.  $37,584.70 per year.
            ---------    ----------------------
                         $3,123.06 per month
                         ----------------------
                         $4.10 per square foot.
                         ----------------------


     (1-2) INITIAL ESTIMATE OF ADDITIONAL RENT: $0,80 PSF
           FIXED FOR 1995. Operating expenses other than taxes and snow removal shall be capped not to exceed ten percent (10%) increase per year. See Paragraph 5 on Page 3 for definitions.


     (m)  Security Deposit:  $3,123.06
          ----------------   ---------

     (n)  Permitted Use:     Office, lab, storage and diagnostic kit
                             ---------------------------------------
                             production space.
                             -----------------

     (o)  Renewals:          None
                             ----

     (p)  Broker:            None
          ------             ----


     (q) Tenant's Lease Execution Date Requirements:
         ------------------------------------------
                                                 Amount       Received
                                                 ------       --------
        (i)  initial payment (security deposit
             and first months rent)             $6,246.12
                                                              --------

        (ii)   insurance certificates per Article 18
                                      --------------          --------


     2. DEMISE OF PREMISES. Landlord, for and in consideration of the Rent (as hereinafter defined) to be paid and the covenants and agreements to be performed by Tenant as hereinafter set forth, does hereby lease, demise and let unto Tenant the Premises, together with the non-exclusive right to use in common with the other tenants in the Building all common parking spaces located adjacent to the Building, walks, access roads and land surrounding the Building and the common areas in the Building (collectively the "Property") .

     3 . USE OF PREMISES. (a) Tenant covenants and agrees to use the Premises for the Permitted Use, and for no other purpose or purposes. No machinery, equipment or other thing that could cause excessive vibration, noise, odor or fumes shall be installed or placed therein. Tenant shall not subject any portion of the floor to greater loading than that portion of the Premises is designed to carry. Tenant agrees that all outside storage of any kind is prohibited. Parking of inoperable vehicles, non-motorized vehicles or trailers in or about the Premises is prohibited.

     (b) Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant's business or profession therein, at all times and at Tenant's expense comply with, and conform the Premises to the following requirements (the "Requirements"): all applicable laws, ordinances, orders, notices and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises and Building and the rules and regulations attached hereto as Exhibit "B." Without limiting the generality of the foregoing, Tenant shall: (I) obtain, at Tenant's expense, before engaging in Tenant's business or profession within the Premises, all necessary licenses and permits including (but not limited to) state and local use or occupancy and business licenses or permits; and (ii) remain in compliance with and keep in force at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes which are or may be assessed, levied

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or imposed upon Tenant and which, if not paid, could be liened against the
Premises or against Tenants property therein or against Tenant's leasehold estate. Tenant agrees to promptly furnish Landlord with a copy of any notice that it receives that it is in violation of any Requirements.

     (c) Tenant shall indemnify, protect, defend and save harmless Landlord with regard to any non-compliance or alleged noncompliance by Tenant with any Requirements. If Landlord is named as defendant or a responsible party with respect to any alleged violation or non-compliance by Tenant as aforesaid, Landlord also may require, by notice to Tenant as aforesaid, that the matters or conduct giving rise thereto be discontinued by Tenant unless and until the alleged violation or non-compliance is resolved in Tenant's favor.


     4 . POSSESSION. In no event shall Landlord be liable to Tenant for any actual or consequential damages in the event that Landlord is unable to deliver possession of the Premises on the Lease Commencement Date. If the Lease term does not commence upon the Lease Commencement Date, Landlord and Tenant shall, by separate writing, set forth the revised Lease Commencement Date and Expiration Date (which shall be extended accordingly).

     5 . RENT. (a) The Base Rent shall be paid without notice in equal monthly installments on or prior to the first day of each month. If the Rent Commencement Date is other than the first day of a calendar month or if the Expiration Date is other than the last day of a calendar month, Rent for such partial month shall be prorated. See Page 3A attached.

     (b) In addition to the Base Rent, Tenant shall pay to Landlord its Pro Rata Share of all real estate taxes and assessments (collectively "Taxes") incurred during each tax year (pro rated where appropriate) during the term of this Lease. The Taxes shall be estimated by Landlord from time to time and Tenant shall pay to Landlord monthly, in addition to the Basic Rent and on the same day provided in Article 5(a), 1/12 thereof. Landlord shall have the right, but not the obligation to appeal or contest any Taxes and Tenant shall pay its Pro Rata Share of Landlord's costs for the contest or appeal which costs, shall in no case ever exceed any tax savings.

     (c) In addition to the Base Rent and Taxes, Tenants are to pay to Landlord its Pro Rata Share of all operating costs (the "Costs") incurred during each calendar year (pro rated where appropriate) during the term of this Lease. The Costs shall be estimated by Landlord from time to time and Tenant shall pay to Landlord monthly, in addition to the Basic Rent and Taxes and on the same day provided in Article 5(a), 1/12 thereof. The Costs shall include any and all costs incurred (including labor costs for Landlord's employees) in the maintenance, repair, upkeep, replacement, servicing, securing and operation of the Building and Property (less any charges invoiced directly to other tenants in the Building) and shall include but not be limited to:

      (i) All costs and expenses directly related to the operation of the Building and Property including lighting, cleaning, maintaining and painting the building exterior, fire suppression and alarm systems, removing snow, ice and debris and maintaining all landscape areas, (including replacing and replanting flowers, shrubbery and trees), maintaining and repairing all other exterior improvements (including without limitation parking areas, drives and sidewalks) on the Property and all repairs and compliance costs (including storm water runoff etc., if applicable) required of Landlord. Landlord's obligation to provide snow removal services shall

     LANDLORD'S DEFAULT. In the event Landlord defaults under any of it's specific obligations set forth in this Lease, Tenant shall provide a written notice thereof to Landlord, which notice shall specify the nature of the default and the actions proposed by Tenant to cure such default. Landlord shall have a period of thirty (30) days following receipt of such notice in which to commence and diligently pursue cure of such default and shall complete cure within a reasonable time thereafter, failing which, Tenant shall have the right to cure such default on behalf of Landlord on a commercially reasonable basis. Upon effecting such cure on behalf of Landlord, Tenant shall submit a detailed written invoice to Landlord and Landlord shall have a period of fifteen (15) days in which to pay such invoice, failing which, Tenant shall have the right to set off such amount against the next payment of rent owing to Landlord under this Lease. In the event, however, that Landlord disputes the existence of the default claimed by Tenant in it's original notification to Landlord, Landlord shall so notify Tenant within ten (10) days of Landlord's receipt of Tenant's notice and in such event, the parties shall then proceed to arbitration as to the issue of the existence of the default claimed by Tenant. Such arbitration shall be held before a single arbitrator appointed by and under the rules of the American Arbitration Association in Burlington County, New Jersey. In the event of arbitration under this paragraph, Tenant shall not have the right to set off against rent unless and until the arbitrator rules in Tenant's favor and Landlord fails to pay the award set forth by the arbitrator within fifteen (15) days of the date of such decision.




                                                        Initial LMB
                                                                ---

                                                                ---


                                      3A
         be limited to the parking areas and Tenant shall be responsible for its entrance ways and sidewalks.

         (ii) If the Property is located in an industrial park, Tenant shall pay its pro rata share of maintenance and repair of any common areas in the industrial park including, but not limited to drainage systems, lighting, trash removal, snow removal, landscaping and dues if applicable.

         (iii) Administrative fee of three (3%) percent of the Base Rent plus legal fees which are applicable to the overall operation of the Building. It is expressly understood that legal fees incurred in an action against an individual Tenant shall not be deemed includable as an operating expense pursuant to this provision.

         (iv) All costs and expenses Incurred by Landlord for environmental testing, sampling or monitoring necessary except any costs or expenses incurred in conjunction with the spilling or depositing of any hazardous substance for which any other Tenant is legally liable.

         (v) All costs for insurance carried by Landlord.

         (vi) Capital expenditures and the costs of preparing any other unit for rental shall not be included as operating expenses. However in the event that Landlord incurs any capital expense for an improvement required by virtue of any governmental statute, ordinance or regulation then Landlord shall be permitted to recover on an amortized basis (not to exceed five (5) years) the portion of the capital costs applicable to the term of this Lease including any renewal or extension. Similarly should Landlord make any capital improvement which reduces the operating expenses payable hereunder then Landlord shall be permitted to recover the amortized costs as aforesaid but in no case shall the expense allocated exceed the cost savings achieved by the capital improvement.

     (d) Within 120 days following the end of each calendar year and/or tax year, as the case may be, Landlord shall send to Tenant a statement of actual Costs and/or Taxes, as the case may be, incurred for such year as appropriate, showing the Pro Rata share due from Tenant. In the event the amount paid by Tenant as Additional Rent for such period pursuant to this Article 5 exceeds the amount that was actually due based upon actual year end cost, then Landlord shall issue a credit to Tenant in an amount equal to the overcharge which credit Tenant may apply to future rent payments until Tenant has been fully credited with the overcharge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due which amount shall be paid in full by Tenant within ten
(10) days of receipt.

     (e) All Taxes, Costs and other sums other than Base Rent payable by Tenant to Landlord under this Lease shall be deemed additional rent ("Additional Rent") and Landlord shall have all rights with respect to the non-payment of Additional Rent as for Base Rent. Base Rent and Additional Rent are sometimes herein together called "Rent".

     6 . LATE PAYMENT .   For each payment of Rent received after  the first
day following the due date therefor, Tenant shall pay to Landlord an initial late charge of five percent (5%) of the payment due plus one and one-half (1-1/2%) percent for each additional month such payment is late, which charge must accompany the late payment. An additional charge will be made for checks returned for insufficient funds.

     7 . SECURITY DEPOSIT. Tenant does herewith deposit with Landlord the Security Deposit to be held as security for the full and faithful performance by Tenant of Tenant's obligations under this Lease and for the payment of damages to the Premises. Except for such sum as shall be applied by Landlord to satisfy claims against Tenant arising from defaults under this Lease or by reason of damages to the Premises, and further provided that Tenant is not then in default hereunder and has complied with all obligations for surrender and redelivery of the Premises to Landlord [including without limitation all obligations contained in Article 15 (c) ], the Security Deposit shall be returned to Tenant without Interest within thirty (30) days of the expiration of the term of this Lease or any renewals or extensions thereof. It is understood that no part of any Security Deposit is to be considered as the last rental due under the term of the Lease. Notwithstanding any law to the contrary, Landlord shall not be required to pay any interest to Tenant on account of the holding of the Security Deposit and need not maintain this deposit in a separate account but may co-mingle and use these funds as its own. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look only to the new Landlord for the return of the Security Deposit and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit.

     8 . SIGNS. No sign, advertisement or notice shall be affixed to or placed upon any part of the Premises, Building or Property by the Tenant or anyone acting under Tenant. At any time Landlord may put upon the Premises a suitable "for sale" sign and for six (6) months prior to the expiration of the current term, Landlord or it agents may place the usual "to let" signs thereon. Landlord shall provide Landlord's standard signage identifying Tenant on Building pylon and at suite entrance.

     9. SERVICES AND UTILITIES. The Tenants shall pay all costs and charges for utilities and services including security deposits and minimum fees. The utilities shall be deemed to include without limitation the cost of heating, air conditioning if applicable, electricity, water, gas, sprinkler stand-by fee, sewer service and septic fee if applicable. The Landlord shall not be liable for any interruption or delay in any of the above services for any reason. Upon demand, Tenant shall promptly furnish to Landlord payment or evidence of payment of charges for utilities and services.

     10. CONDITION OF PREMISES. (a) If landlord agrees to complete any work in the Premises prior to occupancy by Tenant, then the specifications for such construction shall be as set forth on the construction documents initialed by the parties and incorporated by reference into this Lease on Exhibit "C". The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition, order and repair, subject to any punch list items.

     (b) Landlord shall undertake warranty work described in Exhibit "D" (if any) and except as set forth therein Tenant is leasing the Premises in their "as-is" condition.

     11. SURRENDER. Tenant shall at the expiration of Term, hereof, peaceably surrender possession of the Premises in as good and marketable order and condition as existed at the inception of this Lease, reasonable wear and tear of the finishing elements and carpeting and damage by fire, elements or casualty excepted, and will, at the expiration of said term, or any continuation thereof, deliver the keys at the office of said Landlord. Within the final fifteen (15) days of the Term, the systems shall be inspected by a reputable electrical, mechanical or plumbing contractor designated by Landlord at the sole cost and obligation of Tenant. All mechanical, electrical, plumbing, heating and air conditioning systems shall be in good operating order at the termination of this Lease and Tenant shall perform a thorough cleaning of the Premises immediately prior to surrender, including without limitation shampoo and repairs of all carpeted areas of the Premises. Any property or fixtures which remain upon the Premises after the expiration of the Lease shall be deemed abandoned by Tenant and Landlord may take possession of same and dispose of same in any reasonable manner without any further liability of Landlord to Tenant. Any costs associated with the removal of such property shall be payable by Tenant.

     12. REPAIRS AND MAINTENANCE. (a) Except as specifically otherwise provided in subsection (b) of this Article 12, Tenant, at its sole cost and expense and throughout the term of this Lease shall keep and maintain the Premises
including without limitation hot water heaters, roof fans,   plumbing and
electrical systems and fixtures, Tenants improvements, betterments and other special equipment attached to the Premises, glass, overhead doors, loading dock bumpers and revelers and carpeting in good order and condition, free of dirt and rubbish, and shall promptly make all repairs necessary to keep and maintain such good order and condition, whether such repairs are ordinary or extraordinary, foreseen or unforeseen. When used in this Article 12, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Tenant shall also repair and maintain any openings in the roof or walls specifically installed by or for Tenant with Landlord's prior written consent. Tenant shall pay Landlord's costs to service, repair and maintain HVAC Equipment including any underground storage tank and associated piping, any fire suppression system (including alarm monitoring) and any other service which pertains to the Property. Tenant shall have the option to purchase and maintain its own service contract on the HVAC Equipment so long as Landlord has given its prior written consent to the service agreement.

     (b) Landlord, throughout the term of this Lease shall make all necessary repairs to the footings and foundations, roof, external walls and structural steel columns and girders forming a part of the Premises (excluding doors, windows and other apertures); provided, however, that Landlord shall have no responsibility to make any repair unless and until Landlord receives written notice of the need for such repair from Tenant. Tenant shall pay the cost of any repairs made pursuant to this paragraph as same are occasioned by the act, omission or negligence of Tenant, its employees or invitees.

     13. ALTERATIONS AND TRADE FIXTURES. (a) Tenants shall not make any alterations, additions, or improvements (collectively "Alterations") to the Building or Property and shall not make any Alteration to the Premises without Landlord's prior written consent. All Alterations made by either of the parties hereto upon the Premises, except moveable and detached or detachable office furniture, partitions, and machinery and equipment put in at Tenant's expense AND EXCEPT FOR FIXTURES IDENTIFIED IN EXHIBIT "G", shall be the property of Landlord, and shall remain upon and be surrendered with the Premises, as part thereof at the termination of this Lease. Any damages caused by or arising from the Tenant's removal of any Alterations shall be restored or repaired at Tenant's expense.

     (b) All labor and materials furnished by or on behalf of Tenant under or pursuant to this Lease shall be first class, not less than the caliber and quality which exists in the Premises and by contractors approved in writing by Landlord and shall be accomplished at times so as not to disturb the business of other tenants. Tenant shall not install any Alterations in such a manner as to compromise the structural integrity or impair the economic value or marketability of the Premises or any part thereof. The labor and materials shall be installed in complete conformity to all applicable statutes, codes, ordinances and regulations.

     (c) Landlord agrees that it will not unreasonably withhold or delay its consent to any interior nonstructural Alterations to the Premises which do not affect any Building systems. Tenant agrees that it will submit to Landlord sealed plans and specifications along with the name and address of the proposed contractor and all subcontractors as part of any request made hereunder. Prior to commencing the work, Tenant will furnish Landlord with copies of all governmental permits, certificates establishing that its contractor and subcontractors have adequate insurance coverages naming Landlord (and any property manager) and Landlord's mortgagee as additional insureds and a waiver of lien. If the Landlord has installed a master lock system Tenant agrees that under no circumstance will it change any of the exterior locks thereby making it impossible for the Landlord to gain access with its master key.

     14. ACCESS TO PREMISES. Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants of the Building, and making such alterations, repairs, improvements or additions to the Premises or to the Building as may be necessary. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease.

     15. ENVIRONMENTAL COMPLIANCE. TENANT HEREBY AGREES THAT IT SHALL COMPLY, AT IT'S SOLE COST AND EXPENSE, WITH THE REQUIREMENTS OF ALL FEDERAL, STATE AND LOCAL ENVIRONMENTAL LAWS, RULES, ORDINANCES, REGULATIONS AND ORDERS WITH RESPECT TO THE PREMISES OR ARISING IN CONNECTION WITH TENANT'S USE OF OR OPERATIONS AT THE PREMISES INCLUDING, WITHOUT LIMITATION, THE NEW JERSEY INDUSTRIAL SITE RECOVERY ACT, THE NEW JERSEY SPILL COMPENSATION AND CONTROL ACT, THE NEW JERSEY UNDERGROUND STORAGE OF HAZARDOUS SUBSTANCES ACT, THE NEW JERSEY SOLID WANTS MANAGEMENT ACT, THE UNITED STATES RESOURCE CONSERVATION AND RECOVERY ACT AND THE UNITED STATES COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (ALL SUCH FEDERAL, STATE AND LOCAL ENVIRONMENTAL LAWS, RULES, ORDINANCES, REGULATIONS AND ORDERS INCLUDING, WITHOUT LIMITATION, THOSE SPECIFICALLY MENTIONED HEREIN, ARE HEREAFTER REFERRED TO AS THE "LAWS") . TENANT SHALL, IN COMPLYING WITH THE LAWS, OBTAIN ALL NECESSARY PERMITS AND APPROVALS REQUIRED IN CONNECTION WITH ITS USE OF THE PREMISES OR OPERATIONS AT THE PREMISES; COMPLY WITH ALL NOTICE AND REPORTING REQUIREMENTS (AND IN THAT REGARD, TENANT SHALL PROVIDE TO LANDLORD COPIES OF ALL NOTICES, ORDERS OR COMMUNICATIONS OF ANY NATURE WITH ANY GOVERNMENTAL AUTHORITY PERTAINING TO THE LAWS OR ANY ENVIRONMENTAL CONDITION AT THE PROMISES OR ARISING OUT OF TENANT'S OPERATIONS AT THE PREMISES); COMPANY WITH ALL ORDERS AND REQUIREMENTS OF GOVERNMENTAL AUTHORITIES UNDER THE LAWS INCLUDING THE UNDERTAKING OF ALL REQUIRED TESTING AND REMEDIATION ACTIVITIES, WHETHER SUCH ACTIVITIES SHALL BE WITHIN THE PREMISES OR ON ANY OTHER PART OF THE PROPERTY OR ELSEWHERE IF ARISING FROM TENANT'S OPERATIONS; AND PAY ALL PENALTIES FINES, REMEDIATION OR OTHER COSTS OR LIABILITY OF ANY NATURE TO LANDLORD, ANY GOVERNMENTAL AUTHORITY OR ANY THIRD PARTY. TENANT SHALL SPECIFICALLY COMPLY WITH ALL REQUIREMENTS OF THE NEW JERSEY INDUSTRIAL SITE RECOVERY ACT INCLUDING THE FILING OF NOTICES AND REPORTS, THE UNDERTAKING OF TESTING AND, IF NECESSARY, REMEDIATION, IRRESPECTIVE OF THE TRIGGERING EVENT FOR ANY SUCH REQUIREMENTS (INCLUDING, BY EXAMPLE, THE CLOSURE OF TENANT'S OPERATIONS, THE SALE OF THE PROPERTY OR OTHERWISE). TENANT HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIM,



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

DAMAGE, LOSS, COST, FINE, PENALTY, FEE OR EXPENSE OF ANY NATURE INCLUDING WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS, CONSULTANTS, AND OTHER FEES AND COSTS OF ANY NATURE, ARISING, DIRECTLY OR INDIRECTLY, OUT OF (I) ANY BREACH BY TENANT OF ANY OF ITS OBLIGATIONS NOT FORTH UNDER THIS PARAGRAPH; (II) ANY ENVIRONMENTAL CONDITION AT THE PROPERTY, OR OTHERWISE, ARISING OUT OF TENANT'S USE OF THE PREMISES OR TENANT'S OPERATIONS; (III) ANY CLAIM BY ANY THIRD PARTY, LANDLORD OR ANY GOVERNMENTAL AUTHORITY ARISING OUT OF ANY ENVIRONMENTAL CONDITION AT THE PREMISES OR ARISING OUT OF TENANT'S OPERATIONS. (See Paragraph 15 Addendum immediately following.)

     16. ASSIGNMENT AND SUBLETTING. (a) Tenant shall have no right to assign or sublet by operation of law or otherwise, all or any part of the Premises without the prior written approval of Landlord.

     (b) In the event Tenant desires to sublet the Premises or assign the Lease, Tenant shall give to Landlord written notice of Tenant's intended subtenant or assignee in order to secure Landlord's written consent within ninety (90) days of receipt of said notice, Landlord shall have the right: (I) to terminate this Lease by giving Tenant not less than thirty (30) days' notice in the case of an assignment of the entire Lease or a subletting of more than fifty percent (50%) of the Premises or (ii) to terminate this Lease and simultaneously to enter into a new Lease with Tenant for that portion of the demised Premises Tenant may desire to retain upon the same terms, covenants and conditions of the existing Lease as applicable to the space retained. If Landlord exercises its right to terminate this Lease, Tenant agrees that Landlord shall have access to all or a portion of the demised Premises sixty
(60) days prior to the effective termination date for remodeling or redecorating purposes.

     (c) On any approved subletting or assignment of all or any part of the Premises, (A) Landlord shall receive from Tenant all rent in excess of those defined herein and other profits relating to the premises derived by Tenant from the assignment or subletting, (B) Tenant shall remain liable under all terms and conditions of this Lease; and (c) Landlord shall have the right to approve the subtenant or assignee and the sublease or assignment documents (and any assignee or subtenant must agree therein to assume all terms, conditions
and obligations of the Lease).   In the event of default by Tenant under the
terms and conditions of this Lease at such time that all or part of the Premises are then sublet, Landlord may collect directly from the subtenant(s) all rents becoming due to Tenant under the Sublease(s) and apply such rents against any sums due to Landlord by Tenant under this Lease, and Tenant hereby authorizes and directs such Subtenant(s) to make such payment of rent to Landlord upon receipt of notice from Landlord. Such collection of rent by Landlord shall not constitute a novation or a release of Tenant from its liability under the terms and conditions of this Lease.

     (d) The written approval of Landlord to one or more sublettings or assignments shall not operate as a waiver of Landlord's right to approve any further sublettings and assignments.

     (e) Tenant shall not (I) mortgage, pledge otherwise encumber its interest in this Lease or (ii) grant any license, concession or other right of occupancy of any portion of the Premises, without the prior written consent of Landlord.

     (f) As a condition precedent to Tenant's right to sublease a Premises or to assign this Lease, Tenant shall, at Tenant's own expense, comply with ISRA. Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions and correspondence provided by Tenant to the Bureau and all documents, reports, directives and correspondence provided by the Bureau to Tenant. Tenant shall also promptly furnish to Landlord true and


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


PARAGRAPH 15.  ENVIRONMENTAL COMPLIANCE - ADDENDUM

Landlord hereby acknowledges full responsibility for the integrity of any underground storage tanks and agrees to indemnify, defend, and hold harmless Tenant from and against any and all claims, fees, and expenses arising directly or indirectly out of failure of the integrity of any such underground storage tanks. Landlord hereby agrees that Tenant is not obligated to comply with the provisions of Paragraph 15 for any environmental condition that exists or existed prior to the date tenant commences occupancy of the Premises.



                                                INITIAL:
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                                                           LMB
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                                 8 (Addendum)
complete copies of all sampling and test results obtained from samples and tests taken at and around the Premises. As a condition precedent to Tenant's right to sublease the Premises or to assign the Lease, Tenant shall have received from the Bureau either (I) a non-qualified approval of Tenant's negative declaration or (ii) a non-applicability letter, for which Tenant shall promptly apply pursuant to ISRA. If this condition shall not be satisfied, then Landlord shall have the right to withhold consent to sublease or assignment.

     (g) Nothing herein to the contrary withstanding, Landlord's written consent shall not be required for any sublease or assignment of this Lease to any other entity which controls or is controlled by Tenant provided that Tenant shall continue to remain liable in such instance. Tenant shall be required to give Landlord thirty (30) days written notice in advance of any such subleasing or assignment.

     (h) Tenant agrees that any subleasing or assignment to any person, firm, partnership or corporation which is not an actual user of the Premises is absolutely prohibited and nothing herein shall require Landlord to consent to any such assignment. In addition, subleases or assignments are absolutely prohibited to any person, firm, entity or corporation which (I) at such time is a tenant in any building owned by Landlord or any affiliate of Landlord or (ii) is currently or has within six (6) months prior to the date of the proposed sublease or assignment actively been discussing a proposed lease with Landlord or any affiliate of Landlord.

     17. MECHANICS' LIENS. If any mechanics other lein shall be filed against the Property, Premises or the Building for labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within ten
(10) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within such ten (10) day period, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto. The cost to Landlord for removal of such lien will be charged to Tenant as Additional Rent and payable on the first day of the month next following the payment by Landlord together with interest until payment at a rate (the "Rate") equal to two percent (2%) per annum over the then domestic prime rate (the base rate on corporate loans at large U.S. money center commercial banking) or equivalent rate as announced daily in the Wall Street Journal under the heading "Money Rates". Tenant shall indemnify and hold Landlord harmless against any and all claims, costs, damages, liabilities and expenses (including reasonable attorney fees) which may be brought or imposed against or incurred by Landlord by reason of any such lien or its discharge.

     18. INDEMNIFICATION AND LIABILITY INSURANCE. (a) Tenant covenants and agrees that it shall, at its own cost and expense, indemnify and save harmless Landlord against and from, and Landlord shall not be liable to Tenant for, any and all claims by or on behalf of any person, entity, firm or corporation arising in any manner whatsoever from, out of or in connection with (a) the use and occupancy of the Property by Tenant (b) failure to perform any of the terms or conditions of this Lease required to be performed by Tenant, (c) any failure by Tenant to comply with any statutes, regulation, ordinances or orders of any governmental authority or (d) any accident, death, injury, or damage, loss or theft of property in or about the Property (whether involving property belonging to Tenant or any other person) resulting from any cause whatsoever, unless such accident, death, injury, damage, loss or theft is caused by the sole negligence of Landlord, and from and against all costs, attorney fees, expenses and liabilities incurred in or as a result of any such claim or action or proceeding brought against Landlord by reason of any such claim. Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding by legal counsel reasonably satisfactory to Landlord.

     (b) During the term of this Lease and any renewal thereof, Tenant shall obtain and promptly pay all premiums for commercial general liability insurance with respect to the Property, covering at least the hazards of "premises/operations", "independent contractors" and "contractual liability" with a per occurrence limit of not less than $1,000,000.00 combined bodily injury and property damage, and an aggregate limit of not less than $2,000,000-00, with such insurance company or companies as shall be satisfactory to Landlord from time to time, and all such policies and renewals thereof shall name the Landlord, its property manager and any mortgagee as an additional insured and shall contain IF AVAILABLE WITHOUT SUBSTANTIAL ADDITIONAL COSTS TO TENANT, a breach of warranty endorsement that the coverage shall not be voided as to Landlord for any misrepresentation, act or omission of Tenant. ON OR BEFORE THE COMMENCEMENT DATE OF THE TERM OF THIS LEASE, AND THEREAFTER NOT LESS THAN FIFTEEN (15) DAYS PRIOR TO THE EXPIRATION DATES OF SAID POLICY OR POLICIES, TENANT SHALL PROVIDE COPIES OF POLICIES OR CERTIFICATES OF INSURANCE EVIDENCING COVERAGE REQUIRED BY THIS LEASE.

     (c) Landlord shall insure the Building of which the Premises are a part and any improvements constructed by Landlord in accordance with Article 10 and Tenant shall insure the trade fixtures, equipment (including but not limited to all equipment, machinery, furnishings and inventory) and any tenant improvements and/or Alterations constructed by Tenant against loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance including sprinkler leakage.

     (d) Tenant shall not engage in any activity or store any product or material in the Premises which will either cause an increase in the insurance on the entire Building or which will make the Building uninsurable. In the event Tenant engages in any activity or stores any product or material in the Premises which causes an increase in the insurance on the entire Building (nothing contained herein being intended to authorize or permit same) Tenant shall pay, on demand, as Additional Rent from time to time, all such increased cost of insurance.

     (e) All Tenant's policies of insurance (and renewals) required to be carried hereunder shall (iv) provide that no material change or cancellation of said policies shall be made without thirty (30) days prior written notice to Landlord; (v) provide that any loss shall be payable notwithstanding any act or negligence of the Landlord which might otherwise result in the forfeiture of said insurance; and (vi) provide that as to the interest of Landlord, the insurance afforded by the policy shall not be invalidated by any breach or violation by Tenant of any of the warranties, declarations or conditions in the policy IF AVAILABLE.

     19. WAIVER OF SUBROGATION. Tenant and Landlord respectively, hereby release each other from any and all liability or responsibility to the other for anyone claiming by, through or under it or them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such loss or damage shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of to the effect that this release shall not adversely affect or impair such insurance or prejudice the right of the insured to recover thereunder. Landlord and Tenant each agree to use their best efforts to obtain such a waiver in all applicable insurance policies, failing which such party shall immediately notify the other of such inability to obtain a waiver and provide with such notice written evidence of all attempts to procure same and the written rejection of the insurers consulted.

     20. WAIVER OF CLAIMS. Except as otherwise in this Lease provided, Landlord and Landlord's agents, servants and employees shall not be liable for, and Tenant hereby releases and relieves Landlord, its agents, servants, employees from, all liability in connection with any and all loss of life, personal injury, damage to or loss of property, or loss or interruption of business occurring to Tenant, its agents, servants, employees, invitees, licensees, visitors, or any other person, firm, corporation or entity, in or about or arising out of the Premises, from, without limitation, (a) any fire, other casualty, accident, occurrence or condition in or upon the Premises, Building and/or Property; (b) any defect in or failure of (I) plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, telecommunication conduit, lines and equipment or any other systems and equipment of the Premises and the Building, and (ii) the elevators, stairways, railings or walkways of the Building and/or Property; (c) any steam, gas, oil, water, rain or snow that may leak into, issue or flow from any part of the Premises, Building and/or Property from the drains, pipes, roof, or plumbing, sewer or other installation of same, or from any other place or quarter; (d) the breaking or disrepair of any installations and equipment; (e) the falling of any fixture or any wall or ceiling materials; (f) damaged or broken interior or exterior glass; (g) latent or patent defects; (h) the exercise of any rights by Landlord under the terms and conditions of this Lease; (I) any acts or omissions of the other tenants or occupants of the Building or of nearby buildings; (J) any acts or omissions of other persons or requirements or restrictions of governmental entities; (k) any acts or omissions of Landlord, its agents, servants and employees with the exception of Landlord's gross negligence or willful misconduct; and (1) theft, acts of God, public enemy, injunction, riot, strike, insurrection, war, court order or any order of any governmental authorities having jurisdiction over the Premises.

     21. FIRE OR OTHER CASUALTY. (a) Subject to subsections (b), (c) and (d) of this Article 21 below, if the Premises are damaged by-fire or other casualty, the damage shall be repaired by and at the expense of Landlord and the Rent until such repairs shall be made shall be apportioned from the date of such fire or other casualty according to the part of the Premises which is usable by Tenant. Landlord agrees to repair such damage within a reasonable period of time after receipt from Tenant of written notice of such damage, except that Tenant agrees to repair and replace its own furniture, furnishings, equipment and any alteration or improvement installed by Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from such damage or the repair thereof.

     (b) If the Premises, in the opinion of Landlord's licensed architect or engineer, are (I) rendered substantially untenantable by reason of such fire or other casualty; or (ii) twenty (20%) percent or more of the Premises is damaged by said fire or other casualty and less than six (6) months would remain on the Lease term or any renewal thereof upon completion of the repairs or reconstruction; or (iii) fifty (50%) percent or more on the Premises is damaged by said fire or other casualty; then in any such events Landlord shall have the right to be exercised by notice in writing delivered to the Tenant within thirty (30) days from and after said occurrence, to elect to terminate this Lease, and, in such event, this Lease and the tenancy hereby created shall cease as of the date of said occurrence, the Rent to be adjusted as of said date.

     (c) If the Building, in the sole opinion of Landlord, shall be substantially damaged by fire or other casualty, regardless of whether or not the Premises were damaged by such occurrence, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within thirty (30) days from and after said occurrence, to terminate this Lease; and in such event, this Lease and the tenancy hereby created shall cease as of the date of said termination, the Rent to be adjusted as of the date of such termination.

     (d) In the event that any mortgagee unilaterally refuses to make the proceeds of any policy of insurance available for restoration, Landlord shall have the right, to be exercise by notice in writing delivered to Tenant within thirty (30) days from notice of such refusal to terminate this Lease and in such event, this Lease and the tenancy hereby created shall cease as of the date of said termination, the Rent to be adjusted as of the date of such termination.

     22. CONDEMNATION. (a) If the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi-public use or purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof, then in that event the term of this Lease shall cease and terminate from the date when possession is taken thereunder pursuant to such proceeding or purchase. The rent shall be adjusted as of the time of such termination and any rent paid for a period thereafter shall be refunded. In the event more than fifteen (15%) percent of the Building containing same shall be so taken (or if more than fifty (50%) percent of the parking areas are taken and not promptly replaced with contiguous parking areas) then Landlord may elect to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase or, Landlord shall repair and restore, at its own expense, the portion not taken and thereafter the rent shall be reduced proportionately to the portion of the premises taken.

     (b) In the event of any total or partial taking of the Premises or the Building, Landlord shall be entitled to receive the entire award in such proceeding and Tenant may make a separate application for Tenant's fixtures, equipment and moving expenses under the then applicable New Jersey eminent domain code, but Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim.

     (c) If the Premises or the Building are declared unsafe by any duly constituted authority having the power to make such determination, or are the subject of a violation notice or notice requiring repair or reconstruction which cannot be repaired by Landlord at its sole cost and expense within thirty
(30) days, then Landlord at its option, may terminate this Lease, and in such event, Tenant shall immediately surrender said Premises to Landlord and thereupon this Lease shall terminate and the rent shall be apportioned as of the date of such termination.

     23. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord, or its mortgagee or trustee, a statement in writing duly executed by Tenant (I) certifying that this Lease is in full force and effect (if that be the case) without modification or amendment (or, if there have been any modifications or amendments, that this Lease is in full force and effect as modified and amended and setting forth the modifications or amendments) , (ii) certifying the dates to which Base Rent and Additional Rent have been paid, (iii) either certifying that to the knowledge of the Tenant no default exists under this Lease or specifying each such default, and (iv) providing such other information as Landlords purchaser or mortgagee may reasonably request; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective or current mortgagee of the Building, or by others, in any matter affecting the Premises.

     24.  TENANT'S DEFAULT.    (a)  The occurrence of any of the following
shall constitute a material default and breach of this Lease by Tenant:

         (i) failure of Tenant to accept possession of the Premises within thirty (30) days after the date of issuance of a certificate of occupancy;

         (ii) the vacation or abandonment of the Premises by Tenant;

         (iii) a failure by Tenant to pay, within five (5) days after written notice, any installment of Rent hereunder or any Additional Rent or any such other sum herein required to be paid by Tenant;

         (iv) a failure by Tenant to observe and perform any other provisions or covenants of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion (but in no event shall such cure period exceed an additional thirty (30) days).

   (b)  Upon the occurrence of any such event of default set forth above:

         (i) Landlord may (but shall not be required to) perform for the account of Tenant any such default of Tenant and immediately recover as Additional Rent any expenditure made and the amount of any obligations incurred in connection therewith, plus interest at the Rate (as defined in Article 17 hereof) from the date of such expenditure FROM DATE OF NOTICE TO TENANT;

         (ii) Landlord may at its option accelerate all Rent and Additional Rent due for the balance of the term of this Lease and declare the same to be immediately due and payable as liquidated damages;

         (iii) Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired term hereof and all renewal options shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any terms, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the date herein granted for expiration of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property thereon without being liable to indictment, prosecution or damages therefor.
No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Premises shall be relet;

     (iv) Landlord may, at any time after the occurrence of any event of default, re-enter and repossess the Premises and any part thereof and attempt in its own name, as agent for Tenant if this Lease not be terminated or in its own behalf if this Lease be terminated, to relet all or any part of such Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including the term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord; and any sums collected by Landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the Rent due hereunder as aforesaid. Landlord shall be entitled to recover from Tenant all damages and losses incurred by Landlord pursuant to the laws of the state of New Jersey and this subparagraph including, but not limited to (I) the loss of all Rent and Additional Rent until the Premises is released and any anticipated loss of future Rent to the end of the term of this Lease if the Rent and Additional Rent payable by any new tenant is less than the amount which would have been payable by Tenant until the end of the term and (ii) an amount equal to any rental concessions received by Tenant and (iii) an amount equal to the unamortized cost of the improvements furnished and installed by Landlord under this Lease.

     (v) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, including the actual or threatened failure to vacate the Premises at the end of the term, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. Landlord shall have the right of distraint upon Tenant's goods pursuant to N.J.S.A. 2A:33-1 et seq. upon adequate notice consistent with due process. The right and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

     (vi) In the event Tenant fails to vacate the Premises upon the expiration of this or any extended term hereunder or upon termination of this Lease, Tenant shall pay to Landlord ONE HUNDRED THIRTY-THREE PERCENT (133%) the Rent and Additional Rent due and payable for the month in which this Lease expired or terminated and for the two (2) subsequent months of any holdover by Tenant, and TWO HUNDRED PERCENT (200%) the Rent and Additional Rent for any period beyond two months, but such payment shall not preclude Landlord's right to seek eviction of Tenant nor constitute a consent by Landlord to such holdover by Tenant.

     (vii) In addition to all remedies provided herein or by law, Tenant shall pay to Landlord reasonable attorneys fees and court costs incurred as a result of such breach.

     (viii) Should Tenant fail to pay any sum required hereunder within any applicable grace period or should Tenant fail to perform or commit any other act which would enable Landlord to declare a default, in lieu of the declaration of default, Landlord shall have the option to suspend, without any liability to Tenant, any maintenance, repair or other service which it is required by the terms of this Lease to supply until such time as Tenant has paid to Landlord the delinquent payment or otherwise cured any event which would enable Landlord to declare the Lease in default.

     (ix) Landlord may, but shall not be obligated to, without prejudice and in addition to any other rights it may have in law or equity, after giving Tenant written notice of such default and after failure by Tenant within thirty (30) days of the receipt of such notice to correct or to undertake and diligently pursue correction of said default(s) (which notice and/or opportunity to cure shall not be required in case Landlord shall determine that an emergency exists requiring prompt action), cure such default(s) on behalf of Tenant; and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in that regard plus interest FROM DATE OF NOTICE OF EXPENDITURE at the Rate (as defined in Article 17 hereof) which shall be deemed Additional Rent payable hereunder.

     25. REQUIREMENT OF STRICT PERFORMANCE. The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of rent at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     26. RELOCATION OF TENANT.  INTENTIONALLY DELETED.

     27. SUBORDINATION RIGHTS OF MORTGAGEE. (a) This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Property, Premises or the Building without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such further instrument or instruments of attornment as shall be desired by any mortgagee or proposed mortgagee or by any other person. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

     (b) In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the "Mortgagee") now or hereafter placed upon the Premises or the Building and the Land, notice by registered mail of any such default which Tenant shall have served upon the Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise) of the name and address of any such Mortgagee. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default: (I) the Mortgagee shall have an additional thirty (30) days (measured from the later of the date on which the default should have been cured by Landlord or the Mortgagee's receipt of such notice from Tenant) within which to cure such default, provided that if such default be such that the same could not be cured within such thirty (30) day period and the Mortgagee is diligently pursuing the remedies necessary to effectuate the cure (including but not limited to foreclosure proceedings if necessary to effectuate the cure) (BUT IN NO EVENT SHALL SUCH CURE PERIOD EXCEED AN ADDITIONAL THIRTY (30) DAYS), then the Mortgagee shall have such additional time as may be necessary for effectuating the cure within which to cure such default; and (ii) Tenant shall not exercise any right or remedy as there may be arising because of Landlord's default, including but not limited to termination of this Lease as may be expressly provided for herein or available to Tenant as a matter of law, if the Mortgagee either has cured the default within such thirty (30) day period or, as the case may be, has initiated the cure of same within such thirty (30) day period and is diligently pursuing the cure of same as aforesaid (but in no event shall such cure period exceed an additional thirty (30) days).

     (c) In the event Mortgagee acquires title to the Property, Premises or the Building by foreclosure, deed in lieu of foreclosure or pursuant to the exercise of any remedy provided in the mortgage held by such Mortgagee, such Mortgagee shall not be (I) liable for any debt or omission of Landlord, (ii) subject to any offset or deficiencies which Tenant might be entitled to assert against Landlord, (iii) bound by any payment of Rent made by Tenant to Landlord for more than one month in advance or (iv) bound by any agreement (other than this Lease) made by Tenant with Landlord without the prior written consent of the Mortgagee.

     28. BANKRUPTCY AND INSOLVENCY. (a) In the event Tenant shall become a debtor under Chapter 7 of the Bankruptcy Code as it may be amended, or to any other successor statute thereto, and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of Section (b) hereof are satisfied. If such Trustee shall fail to elect or assume this Lease within sixty (60) days after the filing of the Petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the demised premises without further obligation to Tenant or Trustee, and this Lease shall be canceled, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

     (b) In the event a Petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor-in-Possession, must elect to assume this Lease within seventy-five (75) days from the date of the filing of the Petition under Chapters 11 or 13, or the Trustee or Debtor-in-Possession shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-in-Possession to assume this Lease, whether under Chapters 7, 11 or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

     (1) The Trustee or the Debtor-in-Possession has cured, or has provided Landlord adequate assurance (as defined below) that:

          (i) Within ten (10) days from the date of such assumption the Trustee will cure all monetary defaults under this Lease; and

          (ii) Within thirty (30) days from the date of such assumption the Trustee will cure all non-monetary defaults under this Lease.

     (2) The Trustee or the Debtor-in-Possession has compensated, or has provided to Landlord adequate assurance (as defined below) that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, the Trustee, or the Debtor-in-Possession as recited in Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-in-Possession.

     (3) The Trustee or the Debtor-in-Possession has provided Landlord with adequate assurance of the future performance of each of Tenant's, Trustee's or Debtor-in-Possession's obligations under this Lease; provided, however, that:

         (i) The Trustee or Debtor-in-Possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months Base Rent and other monetary charges accruing under this Lease; and

         (ii) If not otherwise required by the terms of this Lease, the Trustee or Debtor-in-Possession shall also pay in advance on the date Rent is payable 1/12th of Tenant's annual obligations under this Lease for Costs and Taxes; and

         (iii) From and after the date of the assumption of this Lease, the Trustee or Debtor-in-Possession shall pay as Base Rent an amount equal to the sum of the Base Rent otherwise payable hereunder; and

         (iv) The obligations imposed upon the Trustee or Debtor-in-Possession shall continue with respect to Tenant or any assignee of the Lease after the completion of bankruptcy proceedings.

     (4) The assumption of this Lease will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

     (c) For purposes of this Section, Landlord and Tenant acknowledge that in the context of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance" shall mean:

     (1) The Trustee or the Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and

     (2) The Bankruptcy court shall have entered an order segregating sufficient cash payable to Landlord, and/or the Trustee or Debtor-in-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Trustee or Debtor-in-Possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-in-Possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above; and

       (3) In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-in-Possession under the provisions of Section (2) hereof and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapters 11 or 13 of the Bankruptcy
            Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, by no later than thirty (30) days after the occurrence of either of such events; and

       (4) If the Trustee or Debtor-in-Possession has assumed the Lease pursuant to the terms and provisions of Section (1) or (2) herein, for the purposes of assigning (or elects to assign) Tenant's interest under this lease or the estate created thereby, to any other - person, such interest or estate may be so assigned only if Landlord shall acknowledge In writing that the intended assignee has provided adequate assurance as defined in this Section
            (4) of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

            For purposes of this Section (4) , Landlord and Tenant acknowledge that, in the context of a Bankruptcy proceeding of Tenant, at a minimum "adequate assurance of future performance shall mean that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing:

            (I) The assignee has submitted a current financial statement audited by a certified public accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant's obligations under this Lease; and

            (ii) The assignee, if requested by Landlord, shall
                 have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness; and

            (iii) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

       (5) When, pursuant to the Bankruptcy Code, the Trustee or Debtor-in-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the demised premises or any portion thereof, such charges shall not be less than the Base Rent as defined in this Lease and other monetary obligations of Tenant for the payment of Costs and Taxes.

       (6) Neither Tenant's interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver or assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant (hereinafter referred to as the "state law") unless Landlord shall consent to such transfer in writing.
            No acceptance by Landlord of rent
            or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive, the need to obtain Landlords consent of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this lease without such consent.

     (7) In the event the estate of Tenant created hereby shall be taken in execution or by other Process of law, or if Tenant or any guarantor of Tenants obligations hereunder (hereinafter referred to as the "Guarantor") shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law, or if any proceedings are filed by or against the Guarantor under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a Receiver or Trustee of the property of Tenant or the Guarantor shall be appointed under state law by reason of Tenant's or the Guarantor's insolvency or if any assignment shall be made of Tenant's interest under this Lease, then and in such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after the occurrence of such event.

     29. BROKERS. Tenant represents and warrants to Landlord that Tenant has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker, if any; and that otherwise no broker or finder called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty by Tenant under this Article 29.

     30. LANDLORD'S OBLIGATIONS/LIABILITY. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which have then matured, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Tenant shall look solely to the equity of the Landlord in the Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any action of this Lease by Landlord.

     31. LANDLORD'S SIGNS. Landlord shall have the right to display a "for sale" or "for rent" sign on the Premises or the property of which the Premises is a part, as the case may be, but any "for rent" sign shall not be displayed prior to six (6) months in advance of the end of the term hereof.

     32. QUIET ENJOYMENT. Tenant, upon the payment of all Rent and other charges provided for herein and upon the performance of all of the terms of this Lease, shall at all times during the term hereof peacefully and quietly enjoy the Premises without any disturbance from Landlord or any person claiming through Landlord, subject, however, to the reservation and conditions of this Lease and any mortgage or encumbrance to which this Lease is subordinate.

     33. DELIVERY OF LEASE AND MODIFICATION BY MORTGAGEE. No rights are to be conferred upon Tenant until this Lease has been signed by Landlord, approved by the mortgagee if necessary and an executed copy of the Lease has been delivered to the Tenant. No acceptance or deposit by Landlord of any payment called for hereunder shall bind Landlord until or unless it executes this

Lease and returns a fully executed copy to the Tenant. Tenant agrees that it will consent to the modification of any provision of this Lease requested by Landlord's current or future mortgagees except in no case shall any such modification increase the amount of Rent payable hereunder, the amount of any other charge payable, OR IN ANYWAY INCREASE TENANT'S LIABILITIES OR MATERIAL OBLIGATIONS PURSUANT TO THIS lEASE.

     34. TENANT'S AUTHORITY. Tenant warrants and represents that: (I) if it is a corporation it is in good standing organized and existing under the laws of its state of incorporation and that it is duly qualified to do business in the state in which the premises is located, that all corporate action necessary to authorize the execution of this Lease has been taken by the Board of Directors and that the President, and Secretary, have been authorized to execute and attest respectively this Lease; and (ii) if is a partnership it is in good standing organized and existing under the laws of its state of organization and that it is duly qualified to do business in the state in which the premises is located, that all partnership action necessary to authorize the execution of this Lease has been taken and the person or persons executing this Lease are authorized by the partnership agreement to bind the partnership. Tenant for good and valuable consideration shall indemnify and hold Landlord harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted against Landlord by reason of the falsity or error of this aforesaid warranty.

     35. NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served-by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either personally served or forwarded by nationally recognized overnight delivery service or Certified Mail, postage prepaid, to the address set forth in Article 1 (b) or (c), as applicable. Each such mailed notice shall be deemed to have been given to or served upon the party to which addressed two (2) days after the date the same is deposited in the United States Certified Mail, postage prepaid, and properly addressed in the manner above provided, or one day after delivered to a nationally recognized overnight delivery service. Either party hereto may change its address to which said notices shall be delivered or mailed by giving written notice of such change to the other party hereto as herein provided.


   LANDLORD:  P.O. BOX 1605       TENANT:            603 HERON DRIVE, UNIT 3
              DELRAN, NJ 08075                       BRIDGEPORT, NJ 08014


     36. MISCELLANEOUS PROVISIONS.

     A. Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns; provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord's written consent for the transfer to such successor has first been obtained as provided in Article 16 hereof.

     B. Governing Law. This Lease shall be construe , governed and enforced in accordance with the laws of the state in which the Premises are located.

     C. Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

     D. Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope of intent of the various provisions of this Lease.

     E. Gender. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

     F. Entire Agreement. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict before the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control), supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the due exercise of an option (if any) contained herein or a formal agreement signed by both Landlord and Tenant specifically extending the terms. No negotiations, correspondence by Landlord or offers to extend the terms shall be deemed an extension of the termination date for any period whatsoever.

     G. Counterparts . This Lease may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.

     H. Telefax Signatures. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

     37. WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease and have initialed the Exhibits and any Riders hereto as of the day and year first above written.




WITNESS OR ATTEST:              LANDLORD: WHITESELL ENTERPRISES

Joann Patchel                   By: Thomas R. Whitesell
- -------------                       -------------------
                                    Thomas R. Whitesell

                                TENANT: NEOGEN CORPORATION


Daren A. Kekchen                By: Lon M. Bohannon
- -----------------                   -------------------







JP:12/14/94
Revised: 1/13/95

                                  EXHIBIT "A"
                                    PREMISES

                                                    FEATURES

                                Unit No. 3:

                                3,929 Square Feet  -  1230 Office
                                                      2690 Warehouse

[UNIT 3                         Electric Service   -  120/208V
FLOOR DIAGRAM]                                        200 Amps

                                Oil Heated/Office Air Conditioned

                                Loading Dock       -  8' x 10'
                                                      49" A.F.G.


                                Room Sizes:

                                300 - 8' x 9'
                                301 - Open Office Area
                                302 - 5' x 5'4"
                                303 - 5' x 9'
                                304 - 12' x 15'
                                305 - 12' x 15'
                                306 - 12' x 15'
                                307 - 12'6" x 10'
                                308 - 19' x 10'
                                309 - 10' x 10'
                                310 - Warehouse


[WHITESELL LOGO]
WHITESELL Construction Co., Inc.                UNIT 3 FLOOR PLAN    3/94
MT. LAUREL N.J. 08054                           603 HERON DRIVE, BRIDGEPORT, NJ
609-764-2600

                                                        FEATURES


                                        Unit Number 4:

                                        5,238 Square feet - 4237 Office
                                                             990 Warehouse

                                        Electric Service  - 120/208 V
                                                            200 Amps

                                        Oil Heated/Office Air Conditioned
[UNIT 4
FLOOR PLAN]
                                        Two Loading Docks - 8' x 10'
                                                            48" A.F.G.


                                        ROOM SIZE:

                                        400 - 8'-0" x 9"-0"
                                        401 - Open Office Area
                                        402 - 5'-6" x 5'-0"
                                        403 - 5'-6" x 9'-0"
                                        404 - 14'-0" x 11'-0"
                                        405 - 12'-0" x 12'-0"
                                        406 - 12'-0" x 12'-0"
                                        407 - Warehouse



[WHITESELL LOGO]
WHITESELL Construction Co., Inc.                UNIT 4 FLOOR PLAN    3/94
MT. LAUREL N.J. 08054                           603 HERON DRIVE, BRIDGEPORT, NJ
609-764-2600

                                  EXHIBIT "B"
                             RULES AND REGULATIONS

1 . No part or the whole of the sidewalks, plaza areas, entrances, passages, courts, stairways, corridors or halls of the building or the real property shall be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the space demised to such Tenant.

2 . No awnings or other projections shall be attached to the outside walls or windows of the building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the space demised to any tenant other than those specified or supplied by landlord, removal of same at any time will be prohibited.

3 . No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted, or affixed on any part of the outside or inside of tenant's premises, so as to be visible from the exterior without prior written consent of landlord.

4 . No showcases or other articles shall be put in front of or affixed to any part of the exterior of the building.

5 . The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown therein. All repairs necessitated by damage resulting from any misuse of the plumbing fixtures shall be borne by the tenant.

6 . No tenant, nor any of its agents, employees, visitors, licensees, contractors, or suppliers shall at anytime bring or keep upon the leased premises any flammable, combustible or explosive fluid, chemical or substance without landlord's prior approval, and tenant shall obey fire regulations and procedures governing said leased space and building.

7 . No cooking shall be done or permitted by any tenant leased space, without the prior written consent of landlord, provided, however, that the heating, refrigeration and preparing of beverages and light snacks for employees shall be permitted if there are appropriate facilities and equipment for such purposes. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or emanate from the leased space.

8 . Neither the whole nor any part of the space demised to any tenant shall be used for manufacturing, without prior written approval from the landlord, or for the sale at auction of merchandise, goods, or property.

9 . No tenant shall make or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the building or neighboring buildings or premises.

10. All moving of safes, freight, furniture or bulky matter of any description to and from the leased space, shall only take place within the confines of specified passageways or stairs, and during the hours designated by landlord. There shall not be used in any space, or in the public walkways of the building, either by the tenant or by jobbers or others, in the delivery or receipt of merchandise, and hand trucks, except those equipped with rubber tires.

11. NO tenant shall use or occupy or permit any portion of the space demised to such tenant to be used or occupied as an employment bureau or for the storage, manufacture or sale of liquor, narcotics or illegal drugs.

12. Landlord shall have the right to prohibit any advertising by any tenant which in landlord's opinion, tends to impair the reputation of the building, and upon notice from landlord, such tenant shall refrain from or discontinue such advertising.

13. No space demised to any, tenant shall be used or Permitted to be used, for lodging. or sleeping or for any immoral or illegal purposes.

14. The requirements of tenants will be attended to only upon application at the office of landlord. Building employees shall not be required to perform, and shall not be requested by any tenant to perform, any work outside of the regular duties, unless under specific instructions from the office of landlord or the building management.

15. Canvassing, soliciting, and peddling in the buildings are prohibited, and each tenant shall cooperate to prevent the same.

16. No animals of any kind shall be brought into or kept about the building by any tenant.

17. No tenant shall install or permit or allow installation of a television, radio, or two-way radio antenna, or any other similar antenna, on the roof, in the windows or upon the exterior of the leased space of the building, without the prior written consent of landlord.

18. No tenant shall tie in, or permit other to tie into the water supply on the premises without prior written consent of the building management.

19. No tenant shall remove, alter or replace the building standard ceiling light diffusers in any portion 'of the leased space without the prior written consent of the landlord.

20. Except for purposes of emergency, notices, posters, or advertising media will not be permitted to be affixed on the exterior of the building.

21. Business machines and mechanical equipment belonging to tenant which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree to be objectionable to landlord or to any tenant in the building shall be installed and maintained by tenant, at tenant's expense, on vibration eliminators or other devises sufficient to eliminate such noise and vibration.

22. Tenant shall immediately notify the building management of any serious breakage, or fire or disorder, which comes to its attention in its premises or any of the common areas of the building.

23. Tenant shall apply, at tenant's costs, such reasonable pest extermination measures as tenant deems reasonably necessary.

24. Tenant shall not burn any trash or garbage of any kind in or about the demised premises.

25. Tenant shall not permit the use or placement of door mats or the like on the exterior of any entrance door to the demised premises.

26. For purposes of these Rules and Regulations, the "building management" shall mean the duly designated representative of landlord to manage the building.

27. Landlord reserves the right to rescind, amend, alter or waive any of the foregoing Rules and Regulations at any time when, in its judgement, it deems it necessary, desirable or proper for its best interest and for the best interest of the tenants, and no such rescission, amendment, alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of these Rules and Regulations at any time.





                                               Initial:
                                                        -----
                                                         LMB
                                                        -----

                                  EXHIBIT "C"
                                 SCOPE OF WORK



THIS EXHIBIT "C" REPRESENTS THE ENTIRE SCOPE OF LANDLORD'S RESPONSIBILITY TO PREPARE THE PREMISES FOR OCCUPANCY. NO VERBAL CONVERSATIONS SHALL BE CONSTRUED TO INDICATE AGREEMENT BY LANDLORD TO MODIFY, AMEND AND/OR TO FURNISH ANY ADDITIONAL LABOR/MATERIALS UNLESS INCORPORATED INTO THIS SCOPE OF WORK (EXHIBIT "C").



      Tenant Name:  Ampcor Diagnostics, Inc., A Subsidiary
                    of Neogen Corporation

      Address:      603 Heron Drive, Units 3 and 4
                    Bridgeport, New Jersey 08014



I.    Scope Of Work:

      1) Janitorial cleaning (construction or janitorial specifications attached).
      2) All lighting will be operational including emergency and exit lights.
      3) All code items will be addressed including plumbing.
      4) HVAC systems will be made operational.
      5) Provide standard keys and signage.
      6) Renovations to unit which are required by the Americans with Disabilities Act are the responsibility of Tenant.
      7) Special Instructions:
         a) All building systems to be in proper working order.
         b) Office area to be painted and cove base installed where missing.
         c) Office floors to be cleaned, carpet shampooed and restretched where feasible.
         d) Laundry sink in Unit 3 to be replaced with standard hand sink.
         e) Cracked toilet to be replaced in Unit 3.



LANDLORD: WHITESELL ENTERPRISES:


By: Thomas H. Whitesell
   -----------------------------------
   Thomas H. Whitesell


TENANT:  NEOGEN CORPORATION

By  Lon M. Bohannon
   -----------------------------------

                                  EXHIBIT "D"
                                    WARRANTY



It is understood and agreed that the Tenant accepts the space upon occupancy in its present condition, with the following warranty:

      (1) We grant the Tenant a 30 day warranty period for mechanical, plumbing and electrical systems. If repairs are required by reasons other than Tenant's negligence and misuse during this 30 day period, then Landlord will pay for corrective action. In addition, Landlord warrants the mechanical system for 30 days during the beginning of the next cooling or heating season. The change in season is deemed to mean the months of May or October.

      (2) The Landlord also agrees to give Tenant all the assignable rights of Landlord under and by virtue of any equipment or other manufacturer's warranties involved in connection with the original installation as it pertains to Tenant's repair and maintenance responsibilities under this Lease.

Except as hereinabove provided, Landlord shall have no obligation to repair, maintain, alter, replace or modify the demised premises or any part thereof, or any plumbing, heating, electrical, air-conditioning or other mechanical installation therein at Landlord's expense following the initial 30 day warranty period. Under no circumstances shall Landlord be obligated to repair, replace or maintain any plate glass or door or window glass.

In the event the Tenant is the original occupant of the Premises in a newly constructed building, notwithstanding the provisions of paragraph 12, Landlord will replace or repair at its option and cost, any defect arising in the Building or the Premises due to defective material or labor for a period of one
(1) year from the commencement date of the Lease.

Tenant acknowledges and agrees that, except for this Warranty, neither Landlord nor any agent or representatives of Landlord have made, and Landlord is not liable or responsible for or bound in any manner by any express or implied representations, warranties, covenants, agreements, obligations, guarantees or statements, pertaining to the Premises or any part hereof, the physical condition thereof, the fitness and quality thereof, merchantability, fitness for particular purpose, the income, expenses or operation thereof, the value and profitability thereof, the uses which can be made thereof or any other matter or thing whatsoever with respect thereto and that Landlord is not liable or responsible for or bound in any manner by (and Tenant has no relief upon) any verbal or written or supplied guarantees, statements, information or inducements pertaining to the Premises or any part hereof.

     IF AIR CONDITIONER OR HEATING UNITS REQUIRE REPLACEMENT, LANDLORD WILL PAY FOR COST OF REPLACEMENT AND TENANT WILL REIMBURSE LANDLORD A PRO RATED SHARE BASED ON FIVE YEAR AMORTIZATION.



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                                  EXHIBIT "F"
                              RIGHT OF FIRST OFFER



Provided that Tenant is not then in default hereunder, Landlord shall offer in writing to lease to Tenant adjacent space at 603 Heron Drive, Bridgeport, New Jersey before Landlord makes a bona fide offer to lease to any other prospective tenant (hereinafter, a "qualified offer"). Said right of first offer shall be subject to the following conditions:

1. If Tenant intends to exercise it's right of first offer as to the space described in Landlord's notice, Tenant shall give Landlord written notice of such intent. Such notice must be received by Landlord not later than 5:00 p.m., prevailing eastern time on the fifth day following Tenant's receipt of Landlord's notice described above.

2. If Tenant fails to give timely notice in accordance with subparagraph (1) above, Landlord may lease such space to another party and on the terms specified in it's notice to Tenant, however, in the event a lease is not consummated with the party identified in Landlord's notice, Tenant's right of first offer shall not again apply.



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



                                  EXHIBIT "G"

         EQUIPMENT AND FIXTURES OWNED AND INSTALLED BY TENANT

        A.   LABORATORY CABINETS INSTALLED BY ADD


             6    64'  DRAWER CABINETS.
             4    44'  2 DRAWER CABINETS.
             2    24'  SINK CABINETS WITH SINKS.
             1    16'  FUME/CHEMICAL HOOD WITH VENT THROUGH CEILING.
             1    12'  DOUBLE SINK WITH BASE AND COUNTER TOP.
             3    33'  2 DRAWER CABINETS.
             3    33'  DRAWER CABINETS.
                  50' OF SLATE TOP.


        B.   MECHANICALS INSTALLED BY ADD

             1    HARRIS DEHUMIDIFYING SYSTEM CONSISTING OF DEHUMIDIFIER,
                  CONDENSING UNIT AND EVAPORATOR COIL AND ELECTRICAL
                  DISCONNECTS.
             2    STEP UP TRANSFORMERS.
             1    TELEPHONE SYSTEM.
             1    WALK-IN REFRIGERATOR
                  DEIONIZER WATER PURIFICATION SYSTEM WITH POLYPROPYLENE LINE
                  AND STOPCOCKS.  CUSTOM 208 1 x AND 3 x  OUTLETS.
                  BOLLARDS.                    -       -


        Landlord approves modifications to Premises shown on the attached plan dated _____________________.

Tenant to contract and pay for these modifications at no cost to Landlord.